Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Announces Third Quarter Results
Ankeny, IA, March 9, 2026 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq: CASY) one of the leading convenience store chains in the United States, today announced financial results for the three and nine months ended January 31, 2026.

Third Quarter Key Highlights

•Diluted EPS of $3.49 up 49.8% from the same period a year ago. Net income was $130.1 million, up 49.3% from the prior year, and EBITDA1 was $308.9 million, up 27.5%, from the same period a year ago.
•Inside same-store sales increased 4.0% compared to prior year, and 7.9% on a two-year stack basis, with an inside margin of 42.2%. Total inside gross profit increased 8.9% to $624.0 million compared to the prior year.
•Same-store fuel gallons were up 0.4% compared to prior year with a fuel margin of 41.0 cents per gallon. Total fuel gross profit increased 15.3% to $348.2 million compared to the prior year.
•During the quarter, Casey's Rewards surpassed 10 million members.

"Casey's achieved another successful quarter as strong sales and margin expansion drove performance,” said Darren Rebelez, Chairman, President and CEO. “Our high quality inside offering, along with a compelling value proposition, continues to attract guests to our stores. On the fuel side, the team had another sound quarter, expanding fuel margin while reporting positive same-store gallon growth. All of this was anchored by our store level operations team, who continue to meet our guests’ needs in an efficient manner."

Earnings

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Net income (in thousands)	$130,073	$87,097	$551,764	$448,213
Diluted earnings per share	$3.49	$2.33	$14.79	$12.01
EBITDA (in thousands)	$308,912	$242,368	$1,133,281	$937,030

For the quarter, net income, diluted EPS, and EBITDA increased compared to the same period a year ago due to higher inside and fuel gross profit, partially offset by higher operating expenses.

1 EBITDA is reconciled to net income below.

Inside

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Inside sales (in thousands)	$1,480,203	$1,400,425	$4,822,459	$4,342,056
Inside same-store sales	4.0%	3.7%	3.8%	3.1%
Grocery and general merchandise same-store sales	4.0%	3.3%	3.4%	2.6%
Prepared food and dispensed beverage same-store sales	4.3%	4.7%	4.8%	4.4%
Inside gross profit (in thousands)	$624,034	$573,079	$2,032,923	$1,807,052
Inside margin	42.2%	40.9%	42.2%	41.6%
Grocery and general merchandise margin	35.7%	34.2%	35.9%	35.1%
Prepared food and dispensed beverage margin	58.3%	57.8%	58.3%	58.3%

Total inside sales for the quarter were up 5.7% compared to the prior year. Prepared food and dispensed beverage same-store sales were led by whole pizzas and hot sandwiches while grocery and general merchandise same-store sales had excellent performance in non-alcoholic beverages. Inside margin was up approximately 130 basis points compared to the same quarter a year ago, benefitting from cost of goods management and a favorable product mix shift.

Fuel2

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Fuel gallons sold (in thousands)	848,434	829,761	2,666,866	2,378,211
Same-store gallons sold	0.4%	1.8%	1.1%	0.3%
Fuel gross profit (in thousands)	$348,226	$302,058	$1,099,146	$928,858
Fuel margin (cents per gallon, excluding credit card fees)	41.0 ¢	36.4 ¢	41.2 ¢	39.1 ¢

For the quarter, total fuel gallons sold increased 2.3% compared to the prior year due to the store count increase as well as the same-store gallons increase. The Company’s total fuel gross profit was up 15.3% versus the prior year, due to an increase in gallons sold as well as fuel margin. The Company sold $6.3 million in renewable fuel credits (RINs) in the quarter, an increase of $3.7 million from the same quarter in the prior year.

Operating Expenses

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Operating expenses (in thousands)	$697,640	$670,200	$2,107,403	$1,889,353
Credit card fees (in thousands)	$63,632	$61,234	$206,830	$187,318
Same-store operating expenses excluding credit card fees	4.6%	3.2%	3.9%	1.8%

Operating expenses increased 4.1% during the third quarter. The total operating expense comparison benefitted from $13 million in one-time deal and integration costs that were incurred in the prior year, related to the acquisition of Fikes. Operating 31 more stores than prior year accounted for approximately 1% of the increase. Same-store employee expense contributed to approximately 1.5% of the increase, due to increases in labor rates, partially offset by a reduction in same-store labor hours. Snow removal due to unfavorable weather contributed approximately 1% of the increase. Approximately 1.5% of the change is related to an increase in accrued costs for variable incentive compensation and charitable contributions.

2 Fuel category does not include wholesale fuel or terminal activity, which is included in Other.

Expansion

Store Count
April 30, 2025	2,904
New store construction	27
Acquisitions	27
Acquisitions not opened	(1)
Prior acquisitions opened	1
Closed or divested	(34)
January 31, 2026	2,924

Liquidity
At January 31, 2026, the Company had approximately $1.4 billion in available liquidity, consisting of approximately $465 million in cash and cash equivalents on hand and approximately $900 million in available borrowing capacity on existing lines of credit.

Share Repurchase
During the quarter, the Company repurchased approximately $76 million of shares. The Company has approximately $157 million remaining under its existing share repurchase authorization.

Dividend
At its March meeting, the Board of Directors approved a quarterly dividend of $0.57 per share. The dividend is payable May 15, 2026, to shareholders of record on May 1, 2026.

Fiscal 2026 Outlook
As a result of the strong financial performance year-to-date, fiscal 2026 EBITDA is expected to increase 18% to 20%. The Company now expects inside same-store sales to increase 3.5% to 4.5% and an inside margin of approximately 41.5% to 42.5%. Total operating expenses are now expected to increase approximately 10%. The tax rate is now expected to be 23.5% to 24.5% for the fiscal year. Net interest expense is expected to be approximately $100 million.

The Company is not updating its outlook for the following metrics. The Company expects same-store fuel gallons sold to be negative 1% to positive 1%. The Company expects to open at least 80 stores in fiscal 2026, through a mix of M&A and new store construction, bringing the three-year strategic plan period total to approximately 500 stores. Depreciation and amortization is expected to be approximately $450 million. The purchase of property and equipment is expected to be approximately $600 million.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Total revenue	$3,916,132	$3,903,633	$12,989,322	$11,948,141
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	2,909,580	2,991,065	9,748,638	9,121,758
Operating expenses	697,640	670,200	2,107,403	1,889,353
Depreciation and amortization	114,084	105,203	334,463	296,204
Interest, net	23,381	29,415	74,921	56,035
Income before income taxes	171,447	107,750	723,897	584,791
Federal and state income taxes	41,374	20,653	172,133	136,578
Net income	$130,073	$87,097	$551,764	$448,213
Net income per common share
Basic	$3.51	$2.35	$14.87	$12.08
Diluted	$3.49	$2.33	$14.79	$12.01
Basic weighted average shares	37,034,207	37,125,570	37,105,202	37,112,506
Plus dilutive effect of share-based compensation	206,830	236,486	205,264	213,474
Diluted weighted average shares	37,241,037	37,362,056	37,310,466	37,325,980

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	January 31, 2026	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$465,019	$326,662
Receivables	186,756	180,746
Inventories	440,832	480,034
Prepaid and other current assets	36,291	24,641
Income taxes receivable	19,105	770
Total current assets	1,148,003	1,012,853
Operating lease right-of-use assets, net	436,140	417,046
Other assets, net of amortization	121,692	120,082
Goodwill	1,266,489	1,244,893
Property and equipment, net of accumulated depreciation of $3,386,937 at January 31, 2026 and $3,122,203 at April 30, 2025	5,613,426	5,413,244
Total assets	$8,585,750	$8,208,118
Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and finance lease obligations	$101,455	$94,925
Accounts payable	603,347	620,447
Accrued expenses and current portion of operating lease liabilities	396,893	386,321
Total current liabilities	1,101,695	1,101,693
Long-term debt and finance lease obligations, net of current maturities	2,331,744	2,413,620
Deferred income taxes	729,206	646,905
Operating lease liabilities, net of current portion	462,522	434,707
Insurance accruals, net of current portion	33,669	33,143
Other long-term liabilities	73,429	69,380
Total liabilities	4,732,265	4,699,448
Total shareholders’ equity	3,853,485	3,508,670
Total liabilities and shareholders’ equity	$8,585,750	$8,208,118

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine months ended January 31,
	2026	2025
Cash flows from operating activities:
Net income	$551,764	$448,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	334,463	296,204
Amortization of debt issuance costs	1,549	1,132
Change in excess replacement cost over LIFO inventory valuation	17,347	9,358
Share-based compensation	42,991	35,489
Loss on disposal of assets and impairment charges	3,507	8,993
Deferred income taxes	84,083	51,204
Changes in assets and liabilities:
Receivables	(7,476)	12,067
Inventories	24,936	(8,129)
Prepaid and other current assets	(11,650)	(11,287)
Accounts payable	(48,751)	(78,246)
Accrued expenses	7,509	(5,617)
Income taxes	(17,907)	276
Other, net	(3,335)	(2,661)
Net cash provided by operating activities	979,030	756,996
Cash flows from investing activities:
Purchase of property and equipment	(464,838)	(325,499)
Payments for acquisition of businesses, net of cash acquired	(87,892)	(1,211,567)
Proceeds from sales of assets	39,789	14,529
Net cash used in investing activities	(512,941)	(1,522,537)
Cash flows from financing activities:
Proceeds from long-term debt	—	1,100,000
Payments of long-term debt and finance lease obligations	(81,648)	(60,981)
Payments of debt issuance costs	—	(5,292)
Payments of cash dividends	(62,039)	(53,745)
Repurchase of common stock and payment of related excise taxes	(137,258)	(734)
Tax withholdings on employee share-based awards	(46,787)	(25,374)
Net cash (used in) provided by financing activities	(327,732)	953,874

Net increase in cash and cash equivalents	138,357	188,333
Cash and cash equivalents at beginning of the period	326,662	206,482
Cash and cash equivalents at end of the period	$465,019	$394,815

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Nine months ended January 31,
	2026	2025
Cash paid during the period for:
Interest, net of amount capitalized	$82,186	$52,565
Income taxes, net	104,753	84,506
Noncash activities:
Purchased property and equipment in accounts payable	78,080	69,299
Right-of-use assets obtained in exchange for new finance lease liabilities	6,992	12,590
Right-of-use assets obtained in exchange for new operating lease liabilities	43,026	315,124

Summary by Category (Amounts in thousands)
Three Months Ended January 31, 2026	Prepared Food & Dispensed Beverage	Grocery & General Merchandise	Fuel	Other	Total
Revenue	$422,975	$1,057,228	$2,309,707	$126,222	$3,916,132
Gross profit	$246,483	$377,551	$348,226	$34,292	$1,006,552
	58.3%	35.7%	15.1%	27.2%	25.7%
Fuel gallons sold			848,434
Three Months Ended January 31, 2025
Revenue	$397,151	$1,003,274	$2,366,822	$136,386	$3,903,633
Gross profit	$229,535	$343,544	$302,058	$37,431	$912,568
	57.8%	34.2%	12.8%	27.4%	23.4%
Fuel gallons sold			829,761

Summary by Category (Amounts in thousands)
Nine Months Ended January 31, 2026	Prepared Food & Dispensed Beverage	Grocery & General Merchandise	Fuel	Other	Total
Revenue	$1,349,208	$3,473,251	$7,730,655	$436,208	$12,989,322
Gross profit	$786,710	$1,246,213	$1,099,146	$108,615	$3,240,684
	58.3%	35.9%	14.2%	24.9%	24.9%
Fuel gallons sold			2,666,866
Nine Months Ended January 31, 2025
Revenue	$1,220,107	$3,121,949	$7,337,096	$268,989	$11,948,141
Gross profit	$711,034	$1,096,018	$928,858	$90,473	$2,826,383
	58.3%	35.1%	12.7%	33.6%	23.7%
Fuel gallons sold			2,378,211

Prepared Food & Dispensed Beverage						Prepared Food & Dispensed Beverage
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2026	5.6%	4.8%	4.3%			F2026	58.0%	58.6%	58.3%
F2025	4.4	5.2	4.7%	1.5%	3.5%	F2025	58.3	58.7	57.8%	57.8%	58.2%
F2024	5.9	6.1	7.5	8.8	6.8	F2024	58.2	59.0	59.6	58.1	58.7

Grocery & General Merchandise						Grocery & General Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2026	3.8%	2.7%	4.0%			F2026	35.9%	36.0%	35.7%
F2025	1.6	3.6	3.3%	1.8%	2.3%	F2025	35.4	35.6	34.2%	34.8%	35.0%
F2024	5.2	1.7	2.8	4.3	3.5	F2024	34.1	34.0	33.9	34.4	34.1

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2026	1.7%	0.8%	0.4%			F2026	41.0	¢	41.6	¢	41.0	¢
F2025	0.7	(0.6)	1.8%	0.1%	0.1%	F2025	40.7		40.2		36.4	¢	37.6	¢	38.7	¢
F2024	0.4	—	(0.4)	0.9	0.1	F2024	41.6		42.3		37.3		36.5		39.5

RECONCILIATION OF NET INCOME TO EBITDA
We define EBITDA as net income before net interest expense, income taxes, and depreciation and amortization. EBITDA is not considered to be a GAAP measure, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. This measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use this calculation as a measure of financial performance and debt service capabilities, and it is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of this non-GAAP financial measure with those used by other companies.
The following table contains a reconciliation of net income to EBITDA for the three and nine months ended January 31, 2026 and 2025:

(in thousands)	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Net income	$130,073	$87,097	$551,764	$448,213
Interest, net	23,381	29,415	74,921	56,035
Federal and state income taxes	41,374	20,653	172,133	136,578
Depreciation and amortization	114,084	105,203	334,463	296,204
EBITDA	$308,912	$242,368	$1,133,281	$937,030
NOTES:
•Gross profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of grocery and general merchandise and prepared food and dispensed beverage

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, and performance at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of our strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of conflicts in oil producing regions or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on March 10, 2026. The call will be broadcast live over the Internet at 7:30 a.m. CDT. To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-presentations.  No access code is required. A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-presentations for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 446-6587	Katie Petru (515) 446-6772

CASY-IR